Exhibit 5.01

August 8, 2022

Entergy Corporation 639 Loyola Avenue New Orleans, Louisiana 70113

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-3 (the “Registration Statement”), including the exhibits thereto, which Entergy Corporation (“Entergy”) proposes to file with the Securities and Exchange Commission on or shortly after the date hereof, for (I) the registration under the Securities Act of 1933, as amended (the “Securities Act”), of an indeterminate amount of Entergy’s (a) common stock, $0.01 par value (“Common Stock”), (b) preferred stock, no par value (“Preferred Stock”), (c) depositary shares (“Depositary Shares”) representing fractional interests in shares of Preferred Stock, (d) unsecured senior notes (“Senior Notes”) to be issued in one or more new series pursuant to Entergy’s Indenture (for Unsecured Debt Securities), dated as of September 1, 2010, with Computershare Trust Company, N.A., as successor Trustee, as heretofore supplemented and as may be further amended and supplemented from time to time (the “Senior Note Indenture”), and (e) junior subordinated debentures (“Junior Subordinated Debentures”) to be issued in one or more series pursuant to an indenture to be entered with a trustee (“Junior Subordinated Indenture”); and (II) the qualification under the Trust Indenture Act of 1939, as amended, of the Senior Note Indenture and the Junior Subordinated Indenture. In connection therewith, we have reviewed such documents and records as we have deemed necessary to enable us to express an opinion on the matters covered hereby.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified or facsimile copies and the authenticity of the originals of all documents submitted to us as copies.

Subject to the qualifications hereinafter expressed, we are of the opinion that:

1. The Common Stock will be legally issued, fully paid and non-assessable when:

    a. Entergy’s Board of Directors or a duly authorized committee thereof shall have adopted appropriate resolutions (“Common Stock Resolutions”) approving and authorizing the issuance and sale of such Common Stock; and

    b. such Common Stock shall have been issued and sold by Entergy in compliance with Entergy’s Restated Certificate of Incorporation for the consideration contemplated by the Common Stock Resolutions and otherwise as contemplated by the Registration Statement and a prospectus supplement or other offering document or agreement relating to the sale of such Common Stock.

Entergy Corporation
August 8, 2022

2. The Preferred Stock will be legally issued, fully paid and non-assessable when:

        a. Entergy’s Board of Directors or a duly authorized committee thereof shall have adopted appropriate resolutions (“Preferred Stock Resolutions”) approving and authorizing the issuance and sale of such Preferred Stock;

    b. Entergy’s Board of Directors or a duly authorized committee thereof shall have adopted a Certificate of Designations (the “Certificate of Designations”) designating and establishing the terms of the series of Preferred Stock, and shall have caused such Certificate of Designations to be filed with the Secretary of State of the State of Delaware; and

    c. such Preferred Stock shall have been issued and sold by Entergy in compliance with Entergy’s Restated Certificate of Incorporation, as amended by the Certificate of Designations, for the consideration contemplated by the Preferred Stock Resolutions and otherwise as contemplated by the Registration Statement and a prospectus supplement or other offering document or agreement relating to the sale of such Preferred Stock.

3. The Depositary Shares will be legally issued and will be binding obligations of Entergy, and the depositary receipts representing the Depositary Shares (the “Receipts”) will entitle their holders to the rights specified therein and in the Deposit Agreement (as defined below) and the Receipts, when:

    a. Entergy’s Board of Directors or a duly authorized committee thereof shall have adopted appropriate resolutions (“Depositary Share Resolutions”) approving and authorizing the issuance and sale of such Depositary Shares and the series of Preferred Stock to be represented by the Depositary Shares;

b. Entergy’s Board of Directors or a duly authorized committee thereof shall have adopted a Certificate of Designations designating and establishing the terms of the series of Preferred Stock to be represented by the Depositary Shares, shall have caused such Certificate of Designations to be filed with the Secretary of State of the State of Delaware, and such Preferred Stock shall have been duly issued and deposited with the Depositary;

c. the applicable deposit agreement (the “Deposit Agreement”) shall have been duly authorized and validly executed and delivered by Entergy and the depositary thereunder appointed by Entergy (the “Depositary”), and the terms of the Depositary Shares, and of their issuance and sale shall have been duly established in conformity with the Deposit Agreement;

d. the Receipts shall have been duly issued against the deposit of such Preferred Stock in accordance with the Deposit Agreement, and shall have been duly executed, countersigned and registered in accordance with the provisions of the Deposit Agreement; and

    e. such Receipts have been delivered for the consideration contemplated by, and otherwise as contemplated in, the Registration Statement and a prospectus supplement

Entergy Corporation
August 8, 2022

or other offering document or agreement relating to the sale of such Depositary Shares and the Deposit Agreement.

4. The Senior Notes will be legally issued and will be binding obligations of Entergy when:

    a. Entergy’s Board of Directors, a duly authorized committee thereof or a duly authorized officer of Entergy, acting within authority granted by a then current resolution of Entergy’s Board of Directors, shall have approved and established the terms and provisions of such Senior Notes in accordance with the Senior Note Indenture;

    b. such Senior Notes shall have been executed and authenticated in accordance with the Senior Note Indenture, and issued and sold by Entergy in accordance with their terms and provisions and as contemplated by the Registration Statement and a prospectus supplement or other offering document or agreement relating to the sale of such Senior Notes; and

    c. such Senior Notes have been delivered for the consideration contemplated by, and otherwise as contemplated in, the Registration Statement and a prospectus supplement or other offering document or agreement relating to the sale of such Senior Notes and the Senior Note Indenture.

5. The Junior Subordinated Debentures will be legally issued and will be binding obligations of Entergy when:

    a. a Junior Subordinated Indenture with respect to such Junior Subordinated Debentures shall have been executed and delivered by a duly authorized officer of Entergy and by the trustee under such Junior Subordinated Indenture;

    b. Entergy’s Board of Directors, a duly authorized committee thereof or a duly authorized officer of Entergy, acting within authority granted by a then current resolution of Entergy’s Board of Directors, shall have approved and established the terms and provisions of such Junior Subordinated Debentures in accordance with the Junior Subordinated Indenture;

    c. such Junior Subordinated Debentures shall have been executed and authenticated in accordance with the Junior Subordinated Indenture, and issued and sold by Entergy in accordance with their terms and provisions and as contemplated by the Registration Statement and a prospectus supplement or other offering document or agreement relating to the sale of such Junior Subordinated Debentures; and

    d. such Junior Subordinated Debentures have been delivered for the consideration contemplated by, and otherwise as contemplated in, the Registration Statement and a prospectus supplement or other offering document or agreement relating to the sale of such Junior Subordinated Debentures and the Junior Subordinated Indenture.

This opinion is limited to the laws of the State of New York and the General Corporation Law of the State of Delaware.

Entergy Corporation
August 8, 2022

We hereby consent to the filing of this opinion as Exhibit 5.01 to the Registration Statement. We also consent to the reference to us in the prospectus included in the Registration Statement under the caption “Legality.” In giving the foregoing consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

Very truly yours,
/s/ Morgan, Lewis & Bockius LLP